UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(RULE 14a-101)

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to Section 240.14a-12

Whitestone REIT

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LEADING PROXY ADVISORY FIRM GLASS LEWIS RECOMMENDS THAT SHAREHOLDERS VOTE FOR ALL OF

WHITESTONE REIT’S BOARD NOMINEES ON THE WHITE PROXY CARD

Glass Lewis Further Recommends That Shareholders Do Not Vote For Any EREZ Nominees

HOUSTON, May 2, 2024 -- Whitestone REIT (NYSE:WSR) (“Whitestone” or the “Company”) today announced that leading independent proxy advisory firm Glass Lewis has recommended that shareholders vote FOR ALL of Whitestone's board nominees on the WHITE proxy card at its 2024 Annual Meeting of Shareholders ("Annual Meeting") scheduled to be held on May 14, 2024.

In arriving at their recommendation, Glass Lewis stated that “the board's case proves more persuasive at this time, due in no small part to observable trends in Whitestone's operating performance, financial condition and corporate governance which suggest the Company is credibly executing on its promulgated tack following the ouster of former CEO James Mastandrea”.

Furthermore, Glass Lewis recognized our transparency with shareholders by writing that “Whitestone has responded to speculative transaction commentary by expressing a willingness to consider available alternatives” and acknowledged our significant corporate governance improvements by adding that “the Company has, across the last five years, replaced two-thirds of the sitting board and reshaped the executive team”.

With respect to Erez Asset Management (“Erez” or the “Dissident”), Glass Lewis wrote that “the Dissident’s governance case is largely a miss for a variety of reasons” and added that the “Dissident appears more interested in engaging with a broader analytical framework predating significant changes to management and the board”. In evaluating Erez’s nominees, Glass Lewis concluded that “other than highlighting the professional background of nominees Bruce Schanzer and Catherine Clark, we identify no specific or general plans or strategies Mr. Schanzer or Ms. Clark would pursue, if elected”.

Glass Lewis ultimately questions the motivations of Erez, stating that “Erez’s sole substantive plan submitted to the board was for an “orderly and well-managed corporate unwind scenario” underpinned by a process “similar” to what Mr. Schanzer pursued at Cedar Realty. We see no indication Erez pitched alternate strategic of financial avenues for the Company”, while concluding that “Whitestone has generally offered suitably reasoned and adequately transparent rebuttals to substantially all of Erez’s claims”.

Furthermore, in reviewing Bruce Schanzer’s track record at Cedar, Glass Lewis highlighted the historical disconnect between pay and performance, and further added that their historical “F” grades on Cedar “raise additional doubt as to Mr. Schanzer's willingness to acknowledge and timely respond to investor feedback, while also materially undermining the notion that Mr. Schanzer is likely to represent a credible change agent”.

Separately, ISS also acknowledged that Whitestone is “in the midst of a turnaround, with promising results since Holeman took over as CEO”, further noting that “The Company’s outperformance against its peers and the broader market since the appointment of a new CEO indicates the market’s positive view on Holeman’s execution since January 2022”.

ISS also put the spotlight on Erez and its nominees’ fixation with a sale process by stating that “The board's concern that the dissident is primarily focused on a potential sale transaction may have a reasonable basis, given the context of Schanzer's initial approach and his apparent pursuit of financing sources and outreach to the company’s former CEO”.

Commenting on the Glass Lewis recommendation, the Whitestone Board of Trustees issued the following statement:

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The recommendation from Glass Lewis to support all of Whitestone’s Board nominees is a validation of the ongoing successful turnaround strategy executed by our new management team and overseen by our existing Board since we reset the Company on January 18, 2022.

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Whitestone’s turnaround and outperformance since 2022 – independently corroborated by both Glass Lewis and ISS – validate the Board’s decisive action to terminate the former CEO for cause and comprehensively refresh the Board and management team, which was a process led by Mr. David Taylor and Ms. Nandita Berry as change agents and newly appointed leaders of the Board in 2022.

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We believe our reset strategy has momentum and can capture upside potential at Whitestone. We also believe that replacing Mr. David Taylor and Ms. Nandita Berry with the proposed candidates from the Dissident would disrupt our strategy, interrupt the Company’s momentum, and ultimately destroy shareholder value. The Dissident’s fixation with a sale process given prevailing adverse market conditions speaks volumes about their strategic misjudgment.

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We at Whitestone are our own change agents. We carefully evaluate all opportunities to maximize shareholder value against our going-concern business plan. We are not opposed to selling the Company or exploring strategic alternatives if they lead to maximizing shareholder value. But we also do not want to shortchange shareholders by running a hasty sale process at the wrong time, as the Dissident seems to be recommending.

We urge shareholders to protect the value of their investment and NOT to vote for ANY Erez nominees, but to follow the Glass Lewis’ recommendation by voting for all the Company’s board nominees using the WHITE proxy card today.

Whitestone reminds shareholders that every vote is important, no matter how many or few shares it represents. Shareholders are urged to discard any BLUE proxy materials they may have received and only vote using the WHITE proxy card.

Whitestone shareholders who have any questions or require any assistance with voting may contact our proxy solicitation firm, Mackenzie Partners, toll-free at (800)-322-2885.

Whitestone’s definitive proxy materials and other materials regarding the Board’s recommendation for the 2024 Annual Meeting can be found at: https://ir.whitestonereit.com/financial-reporting/documents/default.aspx

Investor and Media Contact:

David Mordy
Director, Investor Relations
Whitestone REIT
(713) 435-2219
ir@whitestonereit.com

About Whitestone REIT

Whitestone REIT (NYSE: WSR) is a community-centered real estate investment trust (REIT) that acquires, owns, operates, and develops open-air, retail centers located in some of the fastest growing markets in the country: Phoenix, Austin, Dallas-Fort Worth, Houston and San Antonio.

Our centers are convenience focused: merchandised with a mix of service-oriented tenants providing food (restaurants and grocers), self-care (health and fitness), services (financial and logistics), education and entertainment to the surrounding communities. The Company believes its strong community connections and deep tenant relationships are key to the success of its current centers and its acquisition strategy. For additional information, please visit www.whitestonereit.com.

Important Additional Information and Where to Find It

Whitestone REIT has filed a definitive proxy statement on Schedule 14A (the “2024 Proxy Statement”) and a WHITE proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for its 2024 Annual Meeting of Shareholders (the “2024 Annual Meeting”). SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ THE 2024 PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO), THE WHITE PROXY CARD, AND ANY OTHER DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Shareholders may obtain a free copy of the 2024 Proxy Statement, any amendments or supplements to the 2024 Proxy Statement and other documents that the Company files with the SEC from the SEC’s website at www.sec.gov or the Company’s website at https://ir.whitestonereit.com/corporate-profile/default.aspx as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC.

Certain Information Regarding Participants in Solicitation

Whitestone REIT, its trustees and certain of its executive officers may be deemed to be participants in the solicitation of proxies from Company shareholders in connection with the matters to be considered at the 2024 Annual Meeting Information regarding the direct and indirect interests, by security holdings or otherwise, of the persons who may, under the rules of the SEC, be considered participants in the solicitation of shareholders in connection with the 2024 Annual Meeting is included in the 2024 Proxy Statement of the, which was filed with the SEC on April 4, 2024. To the extent securities holdings by the Company’s trustees and executive officers as reported in the 2024 Proxy Statement have changed, such changes have been or will be reflected on Statements of Change in Ownership on Forms 3, 4 or 5 filed with the SEC, which can also be found through the Company’s website (https://ir.whitestonereit.com/corporate-profile/default.aspx) in the section “Investor Relations” or through the SEC’s website. These documents are available free of charge as described above.

Forward-Looking Statements

This Report contains forward-looking statements within the meaning of the federal securities laws, including discussion and analysis of our financial condition and results of operations, statements related to our expectations regarding the performance of our business, and other matters. These forward-looking statements are not historical facts but are the intent, belief or current expectations of our management based on its knowledge and understanding of our business and industry. Forward-looking statements are typically identified by the use of terms such as “may,” “will,” “should,” “potential,” “predicts,” “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates” or the negative of such terms and variations of these words and similar expressions, although not all forward-looking statements include these words. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements.

Factors that could cause actual results to differ materially from any forward-looking statements made in this Report include: the imposition of federal income taxes if we fail to qualify as a real estate investment trust (“REIT”) in any taxable year or forego an opportunity to ensure REIT status; uncertainties related to the national economy, the real estate industry in general and in our specific markets; legislative or regulatory changes, including changes to laws governing REITs; adverse economic or real estate developments or conditions in Texas or Arizona, Houston and Phoenix in particular, including the potential impact of public health emergencies, such as COVID-19, on our tenants’ ability to pay their rent, which could result in bad debt allowances or straight-line rent reserve adjustments; increases in interest rates, including as a result of inflation operating costs or general and administrative expenses; our current geographic concentration in the Houston and Phoenix metropolitan area makes us susceptible to local economic downturns and natural disasters, such as floods and hurricanes, which may increase as a result of climate change, increasing focus by stakeholders on environmental, social, and governance matters, financial institution disruption; availability and terms of capital and financing, both to fund our operations and to refinance our indebtedness as it matures; decreases in rental rates or increases in vacancy rates; harm to our reputation, ability to do business and results of operations as a result of improper conduct by our employees, agents or business partners; litigation risks; lease-up risks, including leasing risks arising from exclusivity and consent provisions in leases with significant tenants; our inability to renew tenant leases or obtain new tenant leases upon the expiration of existing leases; risks related to generative artificial intelligence tools and language models, along with the potential interpretations and conclusions they might make regarding our business and prospects, particularly concerning the spread of misinformation; our inability to generate sufficient cash flows due to market conditions, competition, uninsured losses, changes in tax or other applicable laws; geopolitical conflicts, such as the ongoing conflict between Russia and Ukraine, the conflict in the Gaza Strip and unrest in the Middle East; the need to fund tenant improvements or other capital expenditures out of operating cash flow; the extent to which our estimates regarding Pillarstone REIT Operating Partnership LP's financial condition and results of operations differ from actual results; and the risk that we are unable to raise capital for working capital, acquisitions or other uses on attractive terms or at all and other factors detailed in the Company's most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other documents the Company files with the Securities and Exchange Commission from time to time.